Exhibit 10.6(b)

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 19, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Chicago, Illinois 60606 (“Bank”) and EXACTTARGET, INC., a Delaware corporation with its chief executive office located at 20 North Meridian Street, Suite 200, Indianapolis, Indiana 46204 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 30, 2011, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the (a) Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of November 18, 2010, by and between Borrower and Bank (the “IP Agreement”, and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting each of (i) Section 2.1.2 (entitled “Letters of Credit Sublimit”), (ii) Section 2.1.3 (entitled “Foreign Exchange Sublimit”), and (iii) Section 2.1.4 (entitled “Cash Management Services Sublimit”) in their entirety.

2	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2 thereof (entitled “Overadvances”):

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either (x) the Revolving Line or (y) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess provided, however, that if any such excess results solely from Bank exercising its right to decrease the percentages of the Borrowing Base, or the criteria for Eligible Accounts, Borrower shall have three (3) Business Days to repay such excess, unless an Event of Default exists.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the sum of the outstanding principal amount of any Advances, exceeds the lesser of either (x) the Revolving Line or (y) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess provided, however, that if any such excess results solely from Bank exercising its right to decrease the percentages of the Borrowing Base, or the criteria for Eligible Accounts, Borrower shall have three (3) Business Days to repay such excess, unless an Event of Default exists.”

3	The Loan Agreement shall be amended be deleting Section 2.4(b) thereof (entitled “Letter of Credit Fee”) in its entirety.

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.4 thereof (entitled “Fees”):

“(c) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined in good faith by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall equal (i) the Revolving Line amount less (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.4(c) notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

(d) Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due.”

and inserting in lieu thereof the following:

“(b) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined in good faith by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the Revolving Line amount less the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.4(b) notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

(c) Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due.”

5	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 (Grant of Security Interest) thereof:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted herein.”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.6(a) of the Loan and Security Agreement (Operating Accounts) thereof:

“Notwithstanding the foregoing, Borrower shall be permitted to maintain its existing deposit account with (i) Royal Bank of Scotland provided that the aggregate maximum balance of such account does not exceed Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) Westpac Bank provided that the aggregate maximum balance of such account does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) (the “Permitted Accounts”).”

and inserting in lieu thereof the following:

“Notwithstanding the foregoing, (i) ExactTarget Limited shall be permitted to maintain its existing deposit account with Royal Bank of Scotland provided that the aggregate maximum balance of such account does not exceed Two Million Dollars ($2,000,000), (ii) ExactTarget Pty Ltd shall be permitted to maintain its existing deposit account with Westpac Bank provided that the aggregate maximum balance of such account does not exceed Two Million Dollars ($2,000,000), and (iii) ExactTarget Tecnologia Ltda. shall be permitted to maintain its existing deposit account with Banco Santandar provided that the aggregate maximum balance of such account does not exceed Two Million Dollars ($2,000,000) (the “Permitted Accounts”).”

7	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof (entitled “Financial Covenants”):

“(c) Adjusted EBITDA. Adjusted EBITDA for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least ($750,000.00), (ii) March 31, 2011 of at least ($3,255,000.00), (iii) June 30, 2011 of at least ($2,949,000.00), (iv) September 30, 2011 of at least ($1,369,000.00), and (v) December 31, 2011 of at least $1,091,000.00. In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, Adjusted EBITDA of greater than or equal to eighty (80%) of the Adjusted EBITDA projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ approved projections, which projections shall be acceptable to Bank in its reasonable discretion.”

and inserting in lieu thereof the following:

“(c) Adjusted EBITDA. Adjusted EBITDA for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least ($750,000.00), (ii) March 31, 2011 of at least ($3,255,000.00), (iii) June 30, 2011 of at least ($2,949,000.00), (iv) September 30, 2011 of at least ($820,000.00), and (v) December 31, 2011 of at least ($28,000.00). In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, Adjusted EBITDA of greater than or equal to eighty (80%) of the Adjusted EBITDA projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ approved projections, which projections shall be acceptable to Bank in its reasonable discretion.”

8	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

““Credit Extension” is any Advance, Term Loan Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

““FX Forward Contract” is defined in Section 2.1.3”

““Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any subordination or intercreditor agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

““Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000.00).”

““Unused Revolving Line Facility Fee” is defined in Section 2.4(c).”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”

““Credit Extension” is any Advance, Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

““FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

““Letter of Credit” means a standby letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

““Revolving Line” is an Advance or Advances in an amount equal to Twenty Million Dollars ($20,000,000.00).”

““Unused Revolving Line Facility Fee” is defined in Section 2.4(b).”

9	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““Bank Services” are any products and/or credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, guidance facilities, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.”

““Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.”

10	The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continued security interest in and pledges and assigns to Bank, the Collateral wherever located, whether now owned or hereafter acquired or arising and all proceeds and products thereof.

11	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 2 hereto.

12	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 3 hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Thirty Thousand Dollars ($30,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF IP AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement, together with the Intellectual Property notices provided by Borrower to Bank pursuant to Section 6.2(j) of the Loan Agreement, contain an accurate and complete listing of all Intellectual Property Collateral as defined the IP Agreement and shall remain in force and effect. In addition, Borrower hereby acknowledges and agrees that all references in the IP Agreement to “Loan Agreement” shall include the Loan Agreement, as modified by this Loan Modification Agreement.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 18, 2010 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that as of the date hereof Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

EXACTTARGET, INC.		SILICON VALLEY BANK

By:	/s/ Steven Collins	By:	/s/ Kurt Nichols

Name:	Steven Collins	Name:	Kurt Nichols

Title:	CFO	Title:	RM II

SCHEDULE 1

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

SCHEDULE 2

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: EXACTTARGET, INC.

Lender: SILICON VALLEY BANK

Commitment Amount under Revolving Line: $20,000,000.00

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
2. Accounts > 90 Days Past Invoice Date	$
3. 50% of Accounts < 90 Days Past Invoice Date but > 60 Days Past Invoice Date	$
4. Foreign Account Debtor Accounts (except for Eligible Foreign Accounts)	$
5. Foreign Invoiced and/or Collected Accounts (except for Eligible Foreign Accounts)	$
6. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
7. Eligible Accounts (#1 minus #6)	$
8. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #7)	$

BALANCES
9. Maximum Loan Amount	$
10. Total Funds Available (Lesser of #8 or #9)	$
11. Present balance owing on Line of Credit	$
12. RESERVE POSITION (#9 minus #10 and #11)	$

Explanatory comments:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY

Received by:
By:			AUTHORIZED SIGNER

	Authorized Signer	Date:

Date:		Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

SCHEDULE 3

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: EXACTTARGET, INC.

The undersigned authorized officer of EXACTTARGET, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
Board Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate with A/R & A/P Agings	Monthly within 30 days	Yes No
Bank Statements	Monthly within 5 Business Days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required		Actual		Complies
Maintain on a Quarterly Basis (unless otherwise specified):
Minimum Recurring Revenue		*	$	_______	Yes No
Maximum Unfinanced CAPEX		**	$	_______	Yes No
Minimum Adjusted EBITDA		***	$	_______	Yes No

*	As set forth in Section 6.7(a) of the Agreement.
**	As set forth in Section 6.7(b) of the Agreement.
***	As set forth in Section 6.7(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EXACTTARGET, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.	Recurring Revenue (Section 6.7(a))

Required*: See chart below

Fiscal Quarter	Minimum Recurring Revenue
October 1, 2010 through December 31, 2010	$28,500,000.00
January 1, 2011 through March 31, 2011	$37,938,000.00
April 1, 2011 through June 30, 2011	$42,381,000.00
July 1, 2011 through September 30, 2011	$45,662,000.00
October 1, 2011 through December 31, 2011	$48,463,000.00

Actual:

A.	Recurring subscription revenue, any service revenue and messaging revenue directly attributable to software licensed by Borrower’s parent, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, on a basis consistent with Borrower’s financial statements delivered pursuant to Section 6.2 (to the extent not inconsistent with then current GAAP) and in accordance with GAAP	$	_____

Is line A equal to or greater than the amount applicable above?

________ No, not in compliance	________ Yes, in compliance

II.	Unfinanced Capital Expenditures (Section 6.7(b))

Required*: Maximum unfinanced capital expenditures for Borrower and its Subsidiaries of (i) $10,000,000.00 for Borrower’s 2010 fiscal year, and (ii) $25,323,000.00 for Borrower’s 2011 fiscal year.

Actual:        $___________________

Is the actual amount less than or equal to (i) $10,000,000.00 for Borrower’s 2010 fiscal year, and (ii) $25,323,000.00 for Borrower’s 2011 fiscal year?

________ No, not in compliance	________ Yes, in compliance

III.	Adjusted EBITDA (Section 6.7(c))

Required*: See chart below

Fiscal Quarter	Minimum Adjusted EBITDA
October 1, 2010 through December 31, 2010	($750,000.00)
January 1, 2011 through March 31, 2011	($3,255,000.00)
April 1, 2011 through June 30, 2011	($2,949,000.00)
July 1, 2011 through September 30, 2011	($820,000.00)
October 1, 2011 through December 31, 2011	($28,000.00)

Actual:

A.	Net Income (as defined in the Agreement) for Borrower and its Subsidiaries	$	______

B.	To the extent included in the determination of Net Income for Borrower and its Subsidiaries

	1. Income tax Expense	$	______

	2. Depreciation expense	$	______

	3. Amortization expense from intangible assets	$	______

	4. Interest Expense	$	______

	5. Acquisition Expenses (as defined in the Agreement)	$	______

	6. Non-cash compensation paid to employees in the form of equity	$	______

	7. The sum of lines 1 through 6	$	______

C.	Adjusted EBITDA (line A plus line B.7)		______

Is line C equal to or greater than the amount applicable above?

________ No, not in compliance	________ Yes, in compliance

*	Each financial covenant shall be reset for Borrower’s 2012 fiscal year pursuant to the terms of the Loan Agreement.